UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported):
                         September 30, 2005


                       BayCorp Holdings, Ltd.
         ---------------------------------------------------
       (Exact name of registrant as specified in its charter)


                              Delaware
            ---------------------------------------------
           (State or other jurisdiction of incorporation)


               1-12527                       02-0488443
        ---------------------           -------------------
       Commission File Number              (IRS Employer
                                        Identification No.)


       1 New Hampshire Avenue
              Suite 125                        03801
      Portsmouth, New Hampshire          -----------------
    -----------------------------            (Zip Code)
        (Address of principal
         executive offices)


         Registrant's telephone number, including area code:
                           (603) 766-4990

                                 N/A
     -----------------------------------------------------------
     Former name or former address, if changed since last report


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Definitive Material Agreement.

Merger Agreement with Sloan Group

   On September 13, 2005, BayCorp Holdings, Ltd. (the "Company") entered into an Agreement and Plan of Merger (the "Original Merger Agreement") with Sloan Group, Ltd. ("Sloan Group") and Sloan Acquisition Corp., a wholly-owned subsidiary of Sloan Group ("Sloan Acquisition"). On September 30, 2005, the Company entered into an Amended and Restated Agreement and Plan of Merger (the "Amended Merger Agreement") with Sloan Group and Sloan Acquisition that replaces the Original Merger Agreement to address the need to secure a certain regulatory approval. To the extent that the Amended Merger Agreement conforms to the provisions of the Original Merger Agreement, it shall be referred to simply as the "Merger Agreement" in the disclosures below.

   Pursuant to the Original Merger Agreement, Sloan Acquisition had agreed to commence a cash tender offer to acquire all of the outstanding shares of the Company's common stock other than any shares already owned by Sloan Group or its subsidiaries, at a price of $14.19 per share. The Original Merger Agreement required that Sloan Acquisition commence the tender offer no later than September 27, 2005 (10 business days after the initial public announcement of the execution of the Merger Agreement) and keep the tender offer open until the 20th business day after commencement, although the tender offer may be extended. The Amended Merger Agreement requires Sloan Acquisition to commence the tender offer as soon as practicable following regulatory approval by the Vermont Public Service Board (the "VPSB") or the favorable recommendation for such an approval by Vermont
Department of Public Service to the VPSB. Consummation of the tender offer is conditioned upon the Company's stockholders validly tendering and not withdrawing prior to the expiration of the offer a number of shares that, when added to any shares already owned by Sloan Group or its subsidiaries, constitutes at least 66 2/3% of the Company's outstanding shares of common stock. Sloan Group's obligation to accept shares tendered in the offering is subject to other customary conditions, which are set forth in the Merger Agreement.

   The Merger Agreement contemplates that, following consummation of the tender offer, Sloan Acquisition will be merged with and into the Company. Shares of the Company's common stock not tendered, other than any shares already owned by Sloan Group or Sloan Acquisition or by stockholders who have perfected dissenters' rights, will be converted into a right to receive $14.19 per share in cash, without interest. Outstanding common stock options will be cancelled at the time of the merger, and the holders of options will be entitled to receive an amount in cash equal to the difference between $14.19 and the exercise price of each cancelled option share.

   The Merger Agreement also contains customary representations, warranties, and covenants including that the Company will not solicit alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, an alternative transaction, subject to the Company's Board of Directors' fiduciary obligations. Following Sloan Acquisition's acceptance of shares in the tender offer, Sloan Acquisition will be entitled to designate a number of directors to the Company's Board of Directors proportionate to its and its affiliates' shareholdings. The Merger Agreement provides certain termination rights, including that either Sloan Group or the Company may terminate the Agreement if no shares have been accepted for payment in the tender offer before November 15, 2005, and further provides that upon the occurrence of certain events resulting in the termination or following termination of the Merger Agreement, the Company will reimburse Sloan Group for its reasonable out-of-pocket expenses incurred in connection with the Merger Agreement transactions.

   The items disclosed under "Other Arrangements" in the Current Report on Form 8-K disclosing the execution of the Original Merger Agreement are unaffected by the execution of the Amended Merger Agreement and remain valid, operative and applicable to the Merger Agreement.

   The Company's Board of Directors unanimously approved the terms of the tender offer and merger and will recommend that the stockholders of the Company accept the offer. No assurance can be given that the conditions to closing the transactions contemplated by the Merger Agreement will be


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satisfied,   or   that  the  transactions  ultimately   will   be
consummated.   The  Company  intends to  file  a  Schedule  14D-9
Solicitation/Recommendation Statement with the Securities and Exchange Commission relating to the transaction as promptly as practicable upon the commencement of the tender offer by Sloan Acquisition.

   The  Board  of  Directors has received  an  opinion  from  its financial advisor, Jefferies & Company, Inc., that the consideration proposed to be paid to the stockholders in the transaction is fair, from a financial point of view, to Company stockholders.

   Unrelated to the transactions disclosed in this Item 1.01 of this Current Report, Sloan Group is the holder of a $10,250,000 convertible note (the "First Note") and a $10,000,000 multiple-draw convertible note (the "Second Note" and together with the First Note, the "Notes") from the Company and all of its wholly owned subsidiaries. The First Note and any draws under the Second Note accrue interest at 8% per annum, are due on December 15, 2005, and are convertible at any time between November 15, 2005 and December 15, 2005 (or any time after the occurrence and during the continuance of a material event of default under the First or Second Note) into shares of the Company's common stock at a price of $14.04 per share. At December 15, 2005, the end of the conversion period, the principal and interest of the First and Second Notes would be convertible into approximately 1,510,730 shares, which would represent approximately 66 per cent of the Company's common stock on a fully diluted basis (based on 770,483 currently outstanding shares and options). The Notes do not allow the Company to prepay the debt and provide for a 2% premium on the interest rate in the event of a default. Payment of the Notes may be accelerated in the event of a material event of default. The Notes are secured by certain assets of the Company.

   The above description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is Exhibit 2 to this Current Report. The Merger Agreement contains customary representations and warranties that the parties made to each other as of specific dates. Those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Persons should not rely on the representations and warranties as statements of factual information.

    ________________________________________________________


Item 9.01    Financial Statements and Exhibits

   (c)  Exhibits.


Exhibit No.      Description
___________      ___________


     2           Amended  and  Restated Agreement  and  Plan  of
                 Merger dated as of September 30, 2005 among BayCorp Holdings, Ltd., Sloan Group Ltd. and
                 Sloan Acquisition Corp.

    ________________________________________________________







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                            SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BAYCORP HOLDINGS, LTD.
                              (Registrant)


Date: October 6, 2005         /s/ Frank W. Getman Jr.
                              ________________________
                              Frank W. Getman Jr.
                              President and CEO






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                            EXHIBIT INDEX


Exhibit No.    Description
___________    ___________


     2         Amended and Restated Agreement and Plan of Merger
               dated  as  of  September 30, 2005  among  BayCorp
               Holdings,  Ltd.,  Sloan  Group  Ltd.  and   Sloan
               Acquisition Corp.







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